EXHIBIT 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 17, 2015, relating to the financial statements of Foamix Pharmaceuticals Ltd. , which appears in this Form 20-F..

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
March 17, 2015	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited